                                                                     Exhibit 4.6

THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE  STATE  SECURITIES LAWS.
IN THE ABSENCE OF AN  EFFECTIVE  REGISTRATION  STATEMENT  UNDER THE 1933 ACT AND
SUCH STATE LAWS,  THESE  SECURITIES  MAY NOT BE OFFERED,  SOLD,  TRANSFERRED  OR
OTHERWISE  DISPOSED OF,  EXCEPT  PURSUANT TO AN  APPLICABLE  EXEMPTION  FROM THE
REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH STATE LAWS AND UPON OBTAINING
AN OPINION OF COUNSEL  (WHICH MAY BE COUNSEL FOR THE COMPANY),  SATISFACTORY  TO
THE  COMPANY,  THAT SUCH  DISPOSITION  MAY BE MADE WITHOUT  REGISTRATION  OF THE
SECURITIES  UNDER THE 1933 ACT AND SUCH STATE LAWS,  OR, WITH RESPECT TO FEDERAL
SECURITIES  LAWS ONLY,  UNLESS SOLD PURSUANT TO RULE 144  PROMULGATED  UNDER THE
1933 ACT.
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Warrant No.                                   Warrant to Purchase _______ Shares
Date of Issuance: May 5, 1997
Date of Amendment: March 15, 2004

                                    SERIES B

                              SECOND ALLONGE TO AND
                           AMENDMENT AND EXTENSION OF
                          COMMON STOCK PURCHASE WARRANT

                                WATER CHEF, INC.

Water Chef, Inc., a Delaware  corporation  (the  "COMPANY"),  with an address at
1007 Glen Cove Avenue, Glen Head, New York, for value received, hereby certifies that pursuant to the Warrant to Purchase Water Chef, Inc. Common Stock, referred to above and affixed hereto,  (the  "WARRANT")____ , or registered  assigns (the
"REGISTERED  HOLDER"),  is entitled to purchase  from the Company,  from time to time on or before the Expiration Date provided for in this Second Allonge to and
Amendment and Extension to the Warrant  originally  issued  pursuant to the Note
Purchase Agreement between the Company and the Registered holder dated April 29,
1997,  up to  __________  shares (as adjusted  from time to time pursuant to the provisions  of the Warrant) of the Company's  common stock,  $.001 par value per share ("COMMON STOCK") for a purchase price of $0.15 per share (as adjusted from time to time pursuant to the provisions of the Warrant).

This  Second  Allonge to and  Amendment  and  Extension  of the Warrant is being issued pursuant to a Settlement  Agreement dated as of June 20, 2002, as amended by the Addendum and Second Addendum to Settlement  Agreement,  among the Company and parties to a certain  Legal  Action for the purpose of  resolving  the Legal
Action between the Company and _________.

1.  RATIFICATION,  ADOPTION  AND  CONFIRMATION  OF  WARRANT.  Except as modified herein, the terms and provisions of the Warrant shall remain unchanged and shall be in full force and effect, and the Company hereby ratifies,  adopts,  confirms and  approves  all of the terms,  provisions  and  conditions  contained  in the
Warrant as amended herein.

2.  INCORPORATION.  This  Allonge once  attached to the Warrant  shall become an inseparable  part of the  Warrant  and  shall be  construed  to be a part of the
Warrant.  The Warrant shall be  incorporated  herein as if set forth in full and shall be deemed an inseparable part hereof.

3. EXTENSION.  The Warrant by its terms was to be void after 5:00 p.m.  Phoenix,
Arizona time on April 29, 2004. The term of exercise of the Warrant,  subject to any  termination  provisions set forth in the Warrant,  is hereby extended until
5:00 PM Eastern Standard Time on that date which is twelve (12) months following the effective date of the Company's  registration of its Common Stock, Par Value
$.001 for sale under the  Securities  Act. The Company  shall notify each of the
Debenture  Holders  in  writing  of the date  upon  which  its  registration  is effective within not more than thirty (30) days of the effective date.

4. EFFECTIVE TIME OF EXERCISE. For the purpose of each exercise of this Warrant, such  exercise  shall be deemed to have been effected  immediately  prior to the close of business on the day on which this Warrant  shall have been  surrendered to the Company.  At such time,  the person or persons in whose name or names any certificates  for Warrant Stock shall be issuable  upon such  exercise  shall be deemed to have  become  the holder or  holders  of record of the  Warrant  Stock represented by such certificates.

5.  REGISTRATION  UNDER THE  SECURITIES ACT OF 1933. The terms and conditions of the Warrant  relating  to the  registration  of the  Warrant  Stock set forth at
Paragraph  (l) are hereby  deleted and the  following  provision is  substituted therefor:

(l)  Registration  Rights under the Securities Act of 1933. The Shares  issuable upon exercise of this Warrant possess certain  registration  rights as set forth in that certain Registration Rights Agreement dated contemporaneously  herewith, by and among the Company and certain holders of Series B Warrants.

6.  RIGHT OF  COMPANY  TO REDEEM  OR CALL THE  SERIES B  WARRANT.  The terms and conditions of the Warrant relating to the right of the Company to redeem or call the Warrants set forth at Paragraph (m)(a) are amended by deleting  reference to a six month period following  original issue so that said section shall now read as follows:

     (a) Anything contained in this Warrant to the contrary notwithstanding, the
Company  shall have the right to redeem or call the Series B Warrants,  of which this Warrant forms a Part, then outstanding, at any time, and from time to time, following any continuous thirty (30) day period in which the price of the Common
Stock of the Company shall  continuously  remain at or above Thirty Cents ($.30)
per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization  affecting the Common
Stock), such price to be determined pursuant to paragraph (c)(1), (2) or (3), as applicable, at a Call Price of Five Cents ($.05) cash per Warrant Share (as such number  of  shares  shall  have  been  adjusted  pursuant  to the  anti-dilution provisions of this Warrant) represented by Series B Warrants called or redeemed.

WATER CHEF, INC.

By          _________________________________
            David Conway, President